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                                                                   EXHIBIT 10.25


                                  PULITZER INC.
                           900 North Tucker Boulevard
                            St. Louis, Missouri 63101


                                                                  March 18, 1999



Mr. David E. Moore
8 Bird Lane
Rye, New York 10580


Dear David:

     This letter will confirm the mutual agreement between you and Pulitzer Inc. (the "Company") regarding your provision of consulting services to the Company:

     1. From the date hereof through December 31, 1999 (the "Consulting Period"), you agree to provide consulting and advisory services to the Company and its subsidiaries as requested by the Chairman of the Board of Directors; provided, however, that any such request will not interfere with your normal business activities. Such services generally will consist of providing managerial advice regarding the business operations of the Company and its subsidiaries and general business advice regarding long-term strategic planning, and may be rendered at the Company's office in St. Louis, Missouri, or at any other mutually agreeable location. Beginning January 1, 2000, and each January 1 thereafter, the Consulting Period will be automatically extended for a period of one calendar year unless a party furnishes written notice to the other party of its intent to terminate this agreement not later than 30 days prior to the start of the next succeeding calendar year.

     2. During the Consulting Period, the Company's management will use its best efforts to cause you to be a member of the Board of Directors, the Long-Range Planning Committee, the Executive Committee and the Compensation Committee, and will include you on the management slate for election as a director at every stockholder's meeting at which your term as a director would otherwise expire. For such service, you will receive the fees, including reimbursement for expenses, payable to an outside director of the Company or to members of any such committee, as applicable.

     3. In consideration of your services as a consultant as described under paragraph 1, the Company will pay compensation to you as described below:

          (a) The Company will pay you, on a monthly basis, $147,000 per calendar year. Payments will be made within ten days after the last business day of the month during which such consulting services are performed.




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Mr. David Moore
March 18, 1999
Page 2

          (b) Upon the presentation of receipts and other proper documentation, the Company will reimburse you, as soon as practicable, for all ordinary and necessary business expenses incurred by you while providing consulting services to the Company.

          (c) The Company will make available suitable office space and secretarial services at its St. Louis office as you may reasonably require from time to time in order to provide consulting services.

     4. Notwithstanding Paragraph 1, the Consulting Period and the mutual obligations between you and the Company as described herein will terminate upon your death or disability. For this purpose, "disability" means a mental or physical condition as determined by the Board of Directors of the Company which prevents you from providing the consulting services described under paragraph 1 for six consecutive calendar months.

     5. During the Consulting Period, you will not be precluded from accepting employment with an employer unrelated to the Company and its subsidiaries or from engaging in any business or other consulting arrangements; provided, however, such other employment, business or arrangement must not be competitive with any business of the Company and its subsidiaries. For this purpose, employment with American City Business Journals shall not violate this agreement.

     6. During the Consulting Period, you will be entitled to medical benefits in accordance with the prior arrangements between you and Pulitzer Publishing Company.

     7. Any notice described herein will be sent to the Company, if applicable, at its office in St. Louis, Missouri, and to you, if applicable, c/o the Company at its office in St. Louis, Missouri.

     8. The mutual obligations described herein will be binding on and inure to the benefit of the Company and any successor-in-interest to the Company and be binding on and inure to the benefit of, and be enforceable by, you and your personal or legal representative and heirs.

     9. The mutual obligations described herein may not be modified, except by a written instrument signed by you and the Company, and will be construed in accordance with the laws of the State of Missouri.





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Mr. David Moore
March 18, 1999
Page 3

     If the foregoing provisions correctly describe the agreement between you and the Company regarding your performance of consulting services for the Company, please sign and return the enclosed copy of this letter.

                                   Sincerely,

                                   /s/ Robert C. Woodworth

                                   Robert C. Woodworth
                                   President and Chief Executive Officer


/s/ David E. Moore
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David E. Moore